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                                 EXHIBIT 10(8)














                                PERRIGO COMPANY
                      RESTRICTED STOCK PLAN FOR DIRECTORS


                          (Effective November 6, 1997)



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                                PERRIGO COMPANY
                      RESTRICTED STOCK PLAN FOR DIRECTORS

SECTION 1.     PURPOSE

               Perrigo Company (the "Company") has established the Perrigo Company Restricted Stock Plan For Directors (the "Plan"). The Plan is intended to attract and retain the services of experienced and knowledgeable non-employee directors to serve on the Board of Directors of the Company and to provide additional incentive for such directors to work for the best interest of the Company and its shareholders through ownership of its Common Stock.

SECTION 2.     DEFINITIONS

               Award: Any grant of Restricted Shares made pursuant to the terms of the Plan.

               Board: The Board of Directors of the Company or, in the context of Plan administrative matters, any committee designated by such Board of Directors to administer the Plan pursuant to Section 3.

               Change in Control: A Change in Control shall be deemed to have occurred as of the date on which any Person (as that term is defined in Section 2(2) of the Securities Act of 1933 and Section 13(d)(3) of the Securities Exchange Act of 1934, as hereafter amended from time to time) who is not a shareholder of the Company on the date of adoption of the Plan, acquires or otherwise becomes the owner of voting stock of the Company, which, together with all other voting stock of the Company then owned by such Person, represents fifty percent (50%) or more of the then issued and outstanding voting stock of the Company or (ii) the composition of the Board is changed such that a majority of the members of the Board is comprised of individuals who are neither incumbent members on the date of adoption of the Plan nor nominated or appointed by a majority of such incumbent members or their nominees.

               Code:  The Internal Revenue code of 1986, as amended.

               Common Stock: The Common Stock of the Company, $.10 par value, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 7.

               Company:  Perrigo Company, and any successor thereto.

               Disability or Disabled: Permanently and totally disabled as defined in code Section 22(e)(3), and as determined in each instance by the Board.

               Fair Market Value: The average of the highest price and the lowest price at which the Common Stock is traded on the most recent date on which the Common Stock is traded prior to the date of determination, as reported on the NASDAQ National Market.
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               Participant:  Each non-employee member of the Board to whom
Restricted Shares are granted under the Plan.

               Plan: Perrigo Company Restricted Stock Plan For Directors, as amended from time to time.

               Restricted Shares: Shares of Common Stock issued subject to the restrictions set forth in Section 5.

SECTIONS 3.    ADMINISTRATION

               The Plan shall be administered by the Board or by a committee of the Board designated to administer the Plan by the entire Board. Any committee of the Board designated to administer the Plan shall consist of not less than three directors of the Company. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, each member of any such committee shall qualify as a "non-employee director," as defined therein. As used herein in the context of Plan administrative matters, "Board" shall mean and include the Board of Directors of the Company and any committee designated by the Board to administer the Plan. The Board shall have the authority to construe and interpret the Plan and the establish, amend or waive rules and regulations for its administration. Subject to the provisions of the Plan, Awards may be subject to such provisions as the Board shall deem advisable, and may be amended by the Board from time to time, provided that no such amendment may adversely affect the rights of the holder of an Award without such holder's consent.

               The interpretation and construction by the Board of any provisions of the Plan of any Restricted Shares granted under the Plan shall be final. No member of the Board or officer of the Company shall be liable for any action or determination made in good faith with respect to the Plan. All actions taken by the Board with respect to any Restricted Shares granted pursuant to the Plan shall be conclusively binding on the Company and Plan Participants.

SECTION 4.     COMMON STOCK SUBJECT TO PLAN

               Subject to Section 7, the aggregate shares of Common Stock that my be issued under the Plan shall not exceed 25,000. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Award granted under the Plan without the issuance of unrestricted shares, the Common Stock subject to or reserved for such Award may be used again for a new Award hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to
Section 10(e) shall be added to the aggregate shares of Common Stock available for issuance.


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SECTION 5.     RESTRICTED SHARE AWARDS

               (a) Grant of Restricted Shares. Restricted Shares under the Plan are grants of Common Stock which, subject to the terms of this Section 5 and the discretion of the Board to vary the terms of Restricted Shares granted to any Participant, will be granted and vest in accordance with the following conditions:

                      (i) As of the date of each annual meeting of the Board (beginning with the meeting held on November 6, 1997), each Participant shall be granted Ten Thousand Dollars ($10,000) worth of Restricted Shares, based on the Fair Market Value of the Common Stock on such date, rounded to the nearest whole number of Restricted Shares.

                      (ii) Subject to Sections 6 and 9, the Restricted Shares granted to each Participant shall become vested (i.e., the restrictions shall lapse) on the date of the next annual meeting of the Board (after the meeting on which the Restricted Shares are granted) on which the Participant's existing term as a Board member is set to expire.

               (b) Other Terms and Conditions of Restricted Shares. Restricted Shares granted under the Plan shall be subject to the following additional terms and conditions:

                      (i) Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in Section 10(f), until the lapse of the restriction period described in subsection (a)(ii) above. Except for such restrictions, the Participant, as owner of such shares, shall have all the rights of a shareholder, including, but not limited to, the right to vote such shares and, except as otherwise provided by the Board, the right to receive all dividends paid on such shares.

                      (ii) Each certificate issued relating to Awards of Restricted Shares granted under the Plan shall be registered in the name of the Participant and, at the discretion of the Board, each such certificate may be deposited in a bank designated by the Board. Each such certificate shall bear the following (or a similar) legend:

                      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Perrigo Company Restricted Stock Plan For Directors and an agreement entered into between the registered owner and Perrigo Company. A copy of such Plan and agreement is on file in the office of the Secretary of Perrigo Company, 515 Eastern, Allegan, Michigan 49010."

                      (iii) Subject to the limitations of the Plan, at the end of restriction period set forth in subsection(a)(ii) above, such Restricted Shares may be transferred free


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               of all restrictions to the Participant (or his or her legal representative, beneficiary or heir).

SECTION 6.     TERMINATION OF BOARD MEMBERSHIP

               If the Participant's Board membership ceases prior to the end of the restriction period set forth in Section 5(a)(ii), all unvested Restricted Shares shall be forfeited, unless such termination occurs upon the Participant's Disability or death, or upon his or her involuntary termination (other than for "cause," as determined by the Board), in which cases all unvested Restricted Shares shall become fully vested.

SECTION 7.     ADJUSTMENT PROVISIONS

               In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Board shall adjust equitably the number and class of shares or other securities that are reserved for issuance under the Plan, and the number and class of shares or other securities that have not been issued under outstanding Awards.

SECTION 8.     TERM

               The Plan shall be deemed adopted and shall become effective on November 6, 1997, and shall continue until terminated by the Board or until no Common Stock remains available for issuance under Section 4, whichever occurs first.

SECTION 9.     CHANGE IN CONTROL

               In the event of a Change in Control, all Awards shall vest immediately in each Participant.

SECTION 10.    GENERAL PROVISIONS

               (a) Board Membership. Nothing in the Plan nor in any instrument executed pursuant hereto shall confer upon any outside director any right to continue as a director of the Company or shall affect the right of the shareholders of the Company to vote against the reelection of an outside director or of the Board to remove an outside director in the manner permitted by the By-laws of the Company.

               (b) Legality of Issuance of Shares. No Common Stock shall be issued pursuant to an Award unless and until all legal requirements applicable to such issuance have been satisfied.

               (c) Ownership of Common Stock Allocated to Plan. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Award, except as to shares of Common Stock, if any, as shall have been issued to such individual.


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               (d)     Governing Law. The Plan, and all agreements hereunder,
shall be construed in accordance with and governed by the laws of the State of Michigan.

               (e) Withholding of Taxes. The Company may withhold, or allow an Award holder to remit to the Company, any Federal, state or local taxes applicable to any grant, vesting, or other event giving rise to income tax liability with respect to an Award. An Award holder may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock relating to such Award, the number of shares of such withheld or surrendered Common Stock to be sufficient to satisfy all or a portion of the income tax liability that arises upon the grant, vesting or other event giving rise to income tax liability with respect to such Award.

               (f) Exception to Non-transferability of Awards. Under such rules and procedures as the Board may establish, the holder of an Award may transfer such Award to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Awards, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Board may reasonably request. Any Awards held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Board may also amend the agreements applicable to any outstanding Awards to permit such transfers. Any Award not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable.

               (g) Forfeiture of Awards. Except for an Award that becomes vested pursuant to a Change in Control, as described in Section 10, the Board may immediately forfeit an Award whether vested or unvested, if the holder competes with the Company or engages in conduct that, in the opinion of the Board, adversely affects the Company.

               (h) Agreement. The specific terms of each Award shall be set forth in an agreement signed by the Participant and an authorized representative of the Company.

               (i) Acceptance of Awards. The acceptance of an Award by a Participant shall be deemed to indicate the acceptance by the Participant and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

SECTION 11.    AMENDMENT OR DISCONTINUANCE OF THE PLAN

               The Plan may be amended or discontinued by the Board from time to time, provided that no such amendment or discontinuance of the Plan shall adversely affect any Award theretofore granted without the consent of the holder thereof.


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